Exhibit 107.1

Calculation of Filing Fee Tables

Form F-4
(Form Type)

Ambipar Emergency Response
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares(2)	457(f)(1)	4,096,544	$9.89(3)	$40,514,820	$110.20 per $1,000,000.00(4)	$4,464.73
Fees to Be Paid	Equity	Warrants to purchase Class A Ordinary Shares(5)	457(f)(1)	13,462,500	— (6)	—	—	—
Fees to Be Paid	Equity	Class A Ordinary Shares issuable upon exercise of warrants(7)	457(g), (i)	13,462,500	$11.86(8)	$159,665,250	$110.20 per $1,000,000.00(4)	$17,595.11
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	—	—	$22,059.84
	Total Fees Previously Paid				—	—	—	$22,256.04
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	—	—	—

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	The number of shares of Class A ordinary shares, par value $0.001 per share, of New PubCo (as defined in the accompanying proxy statement/prospectus) (the “New PubCo Class A Ordinary Shares”) to be issued in respect of (i) 2,176,544 Class A ordinary shares, par value $0.0001 per share, underlying units issued in HPX Corp.’s (“HPX”) initial public offering (“HPX Class A Ordinary Shares”) (which excludes a total of 23,123,456 HPX Class A Ordinary Shares underlying units issued in HPX’s initial public offering but redeemed and cancelled in connection with the Initial Extension and the Second Extension (each as defined in the accompanying proxy statement/prospectus)), issued and outstanding immediately prior to the First Merger (as defined in the accompanying proxy statement/prospectus), which shall convert into an equal number of New PubCo Class A Ordinary Shares in connection with the proposed transactions described in the accompanying proxy statement/prospectus, (ii) 1,860,000 HPX Class A Ordinary Shares issued and outstanding immediately prior to the First Merger held by HPX Capital Partners LLC (the “Sponsor”) after giving effect to the Sponsor Recapitalization (as defined in the accompanying proxy statement/prospectus), which shall convert into an equal number of New PubCo Class A Ordinary Shares in connection with the proposed transactions described in the accompanying proxy statement/prospectus and (iii) 60,000 HPX Class A Ordinary Shares issued and outstanding immediately prior to the First Merger held by the Insiders (as defined in the accompanying proxy statement/prospectus) after giving effect to the Sponsor Recapitalization (as defined in the accompanying proxy statement/prospectus), which shall convert into an equal number of New PubCo Class A Ordinary Shares in connection with the proposed transactions described in the accompanying proxy statement/prospectus, excluding New PubCo Class A Ordinary Shares issuable to PIPE Investors and 26,400 New PubCo Class A Ordinary Shares issuable to Non-Redeeming Shareholders (as defined in the accompanying proxy statement/prospectus).

(3)	Pursuant to Rule 457(f)(1) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the New PubCo Class A Ordinary Shares is an amount equal to $9.89, the average of the high ($9.89) and low ($9.89) prices of HPX Class A Ordinary Shares on the NYSE American LLC on January 4, 2023 (within five business days prior to the date of the filing of this Amendment No. 1 to the Registration Statement).

(4)	Determined in accordance with Section 6(b) of the Securities Act, a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.

(5)	The number of warrants to purchase New PubCo Class A Ordinary Shares being registered represents (i) 12,650,000 warrants to purchase one HPX Class A Ordinary Share underlying the units issued in HPX’s initial public offering, which shall convert into an equal number of warrants to purchase one New PubCo Class A Ordinary Share in connection with the proposed transactions described in the accompanying proxy statement/prospectus, and (ii) 812,500 warrants to purchase one HPX Class A Ordinary Share issued to the Sponsor in a private placement simultaneously with the closing of HPX’s initial public offering, which number of warrants considers the effects of the Sponsor Recapitalization and which shall convert into an equal number of warrants to purchase one New PubCo Class A Ordinary Share in connection with the proposed transactions described in the accompanying proxy statement/prospectus, excluding the warrants issuable to PIPE Investors and 150,000 warrants issuable to Non-Redeeming Shareholders (as defined in the accompanying proxy statement/prospectus).

(6)	The maximum number of warrants and shares of New PubCo Class A Ordinary Shares issuable upon exercise of the warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such warrants has been allocated to the shares of New PubCo Class A Ordinary Shares underlying such warrants and those shares of New PubCo Class A Ordinary Shares are included in the registration fee as calculated in footnote (8).

(7)	Represents the estimated maximum number of New PubCo Class A Ordinary Shares issuable upon exercise of 13,462,500 warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of New PubCo Class A Ordinary Share at a price of $11.50 per share.

(8)	Pursuant to Rule 457(f)(1) and 457(i) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the New PubCo Class A Ordinary Shares issuable upon exercise of warrants is equal to (i) an amount equal to $0.36, the average of the high ($0.41) and low ($0.30) prices of HPX Public Warrants (as defined in the accompanying proxy statement/prospectus) on the NYSE American LLC on January 4, 2023 (within five business days prior to the date of the filing of this Amendment No. 1 to the Registration Statement), and (ii) the exercise price of $11.50 per ordinary share issuable upon exercise of such warrant.

Table 2: Fee Offset Claims and Sources

Not applicable

Table 3: Combined Prospectuses

Not applicable

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